UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

NewAge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7158 S. FL Smidth Dr., Suite 250, Midvale, UT 84047

(Address of principal executive offices) (Zip Code)

(801) 813-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2022, Kevin Manion resigned from his position as Chief Financial Officer of NewAge, Inc. (the “Company”). In connection with his resignation, the Company and Mr. Manion entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”) providing for the payment to Mr. Manion of $350,000 payable in 36 equal weekly payments, as well as the transfer of ownership to Mr. Manion of the car that the Company had provided to him during his employment. The Separation Agreement also contains a standard release of claims on the part of Mr. Manion. Mr. Manion’s decision to resign is due to personal reasons and he has not expressed any disagreement with the Company on any matters relating to the Company’s operations, financial statements, internal controls, policies, or practices.

Effective July 1, 2022, Lawrence Perkins, the Company’s Chief Restructuring Officer (“CRO”), began performing the functions of the principal financial officer of the Company on an interim basis. On April 26, 2022, the Company engaged SierraConstellation Partners LLC (“SCP”) to make Mr. Perkins available to serve as the Company’s CRO and to otherwise advise the Company with respect to, among other things, assistance with the preparation of financial information, stakeholder communication and evaluation of cash flow generation capabilities in anticipation of the Company’s strategic review process. Mr. Perkins, age 44, has served as CRO since April 26, 2022 and has more than 20 years of management consulting and advisory experience with companies undergoing transition. Mr. Perkins is the founder and Chief Executive Officer of SCP, a national interim management and advisory firm that provides services to middle-market companies navigating their way through difficult business challenges. Prior to founding SCP in 2013, Mr. Perkins was a senior managing director and regional leader of a national consulting firm, where he was responsible for business development, marketing, staffing, and general management of the firm’s western region.

Mr. Perkins and the Company did not enter into, and do not anticipate entering into, any compensatory arrangements in connection with his performance as the Company’s principal financial officer or his appointment as CRO that are in addition to any fees paid to SCP in connection with its services provided to the Company.

Other than as described above, there are no arrangements or understandings between Mr. Perkins and any other person pursuant to which he was appointed to serve as principal financial officer of the Company, and Mr. Perkins does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Perkins and any director or executive officer of the Company.

Item 7.01	Regulation FD Disclosure.

On July 8, 2022, the Company issued a press release announcing Mr. Manion’s resignation as Chief Financial Officer and Mr. Perkins’ assumption of the role of principal financial officer on an interim basis. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated July 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWAGE, INC.

Date: July 8, 2022	By:	/s/ Ed Brennan
Ed Brennan
Interim Chief Executive Officer